Exhibit 23.3

                                                                   June 13, 1996

The Board of Directors of
DI Industries, Inc.

We hereby consent to the use in the DI Industries, Inc. Registration Statement on Form S-4 (the "Registration Statement") of all or part of our appraisal dated April 4, 1996, and to any and all references made to us or to such appraisal in the Prospectus/Proxy Statement constituting part of the Registration Statement.

                                          Very truly yours,

                                          SUPERIOR AUCTIONEERS & MARKETING, INC.

                                          /s/ CHARLES R. SMITH
                                              Charles R. Smith, CPA
                                              President

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